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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 2-91694) of our report dated June 25, 1999, on our audits of the financial statements of the Instron Corporation Savings and Security Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




Boston, Massachusetts                      /s/ PricewaterhouseCoopers LLP
June 25, 1999                              ------------------------------------
                                           PRICEWATERHOUSECOOPERS LLP